      As filed with the Securities and Exchange Commission on June 28, 2002
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                  MEDAREX, INC.
             (Exact name of registrant as specified in its charter)

              New Jersey                             22-2822175
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

           707 State Road                                   08540
        Princeton, New Jersey                             (Zip Code)
(Address of Principal Executive Offices)

                      MEDAREX, INC. 2001 STOCK OPTION PLAN
                            (Full title of the plan)

                               Donald L. Drakeman
                                  Medarex, Inc.
                                 707 State Road
                           Princeton, New Jersey 08540
                     (Name and address of agent for service)

                                 (609) 430-2880
          (Telephone number, including area code, of agent for service)

                                   Copies to:

        W. Bradford Middlekauff                   Dwight A. Kinsey, Esq.
Senior Vice President, General Counsel    Satterlee Stephens Burke & Burke LLP
            and Secretary                             230 Park Avenue
            Medarex, Inc.                        New York, New York 10169
           707 State Road                             (212) 818-9200
       Princeton, New Jersey 08540

                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================

                                                  Proposed maximum        Proposed maximum
 Title of Securities to be     Amount to be      offering price per      aggregate offering         Amount of
         registered           registered (1)         share (2)               price (2)           registration fee
--------------------------------------------------------------------------------------------------------------------
 Common Stock, $ .01 par
 value per share              3,000,000 shares       $ 6.955               $ 20,865,000             $ 1,920
====================================================================================================================

 (1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of the anti-dilution adjustment provisions of the Plan. It also includes preferred share purchase rights under the Medarex, Inc. Shareholder Rights Agreement.

 (2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low sale prices of the Company's Common Stock as reported by the Nasdaq National Market as of June 26, 2002.

                                EXPLANATORY NOTE

          This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,000,000 shares of the Registrant's Common Stock pursuant to the Registrant's 2001 Stock Option Plan.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                   CERTAIN REGISTRATION STATEMENT ON FORM S-8

          The contents of the Registration Statement on Form S-8 (File No. 333-72154) relating to the 2001 Stock Option Plan, filed with the Securities and Exchange Commission on October 24, 2001, are incorporated by reference herein.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on this 26th day of June, 2002.

                                  MEDAREX, INC.

                                  By:/s/Irwin Lerner
                                     ---------------
                                     Irwin Lerner-Chairman of the Board

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned officers and directors of Medarex, Inc., a New Jersey corporation, do hereby constitute and appoint Donald L. Drakeman and Christian Schade, and either of them, the lawful attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power of authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments and supplements thereof, and to any and all instruments or documents filed as part of or in connection with such Registration Statement, and each of the undersigned hereby certifies and confirms all that said attorney and agent, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the dates indicated below.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                                Title                                                  Date
                 ---------                                -----                                                  ----

/s/Irwin Lerner                             Chairman of the Board                                            June 26, 2002
------------------------------------------
Irwin Lerner

/s/Donald L. Drakeman                       President, Chief Executive Officer and Director                  June 26, 2002
------------------------------------------
Donald L. Drakeman                          (Principal Executive Officer)

/s/Michael A. Appelbaum                     Executive Vice President and Director                            June 26, 2002
------------------------------------------
Michael A. Appelbaum

/s/Christian Schade                         Senior Vice President and Chief Financial Officer                June 26, 2002
------------------------------------------
Christian Schade                            (Principal Financial and Accounting Officer)

/s/Michael W. Fanger                        Director                                                         June 26, 2002
------------------------------------------
Michael W. Fanger

/s/Julius A. Vida                           Director                                                         June 26, 2002
------------------------------------------
Julius A. Vida

/s/Charles R. Schaller                      Director                                                         June 26, 2002
------------------------------------------
Charles R. Schaller

/s/W. Leigh Thompson, Jr.                   Director                                                         June 26, 2002
------------------------------------------
W. Leigh Thompson, Jr.

/s/Frederick B. Craves                      Director                                                         June 26, 2002
------------------------------------------
Frederick B. Craves

                                            Director                                                         June___, 2002
------------------------------------------
Ronald J. Saldarini

                                INDEX TO EXHIBITS


   Exhibit No.                        Description
   -----------                        -----------

5 Opinion of Satterlee Stephens Burke & Burke LLP as to legality of the securities being registered.

23(a)              Consent of Ernst & Young LLP.

23(b)              Consent of PricewaterhouseCoopers.

23(c) Consent of Satterlee Stephens Burke & Burke LLP (included in opinion filed as Exhibit 5).

24 Power of Attorney (accompanies signature pages to the Registration Statement).